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                                   [LETTERHEAD]

                                ACCOUNTANTS' CONSENT

The Board of Directors
Ballantyne of Omaha, Inc.;

We consent to incorporation by reference in the registration statement
(No. ____) on Form S-3 of Ballantyne of Omaha, Inc. of our report, dated January 19, 1996, relating to the consolidated balance sheets of Ballantyne of Omaha and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended December 31, 1995, and all related schedule, which report appears in the December 31, 1995 Annual Report on Form 10-K of Ballantyne of Omaha, Inc.

                                          KPMG Peat Marwick LLP
                                          ----------------------
                                          KPMG Peat Marwick LLP

Omaha, Nebraska
February 24, 1997